UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2-93277-D	87-0412648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective November 12, 2015, Medizone International, Inc. (“Registrant”) entered into an agreement with GYD S.A., a corporation formed under the laws of Chile (“GYD”), for the distribution and sale of the Registrant’s AsepticSure® disinfection system in certain countries in South America (the “Distribution Agreement”).  Additional detail regarding the Distribution Agreement is contained in this Current Report on Form 8-K under Item 8.01.

In connection with the negotiation and execution of the Distribution Agreement, the Registrant also entered into subscription agreements with GYD and three other investors in Chile for the purchase of common stock and warrants of the Registrant. The investors purchased 10,000,000 shares of common stock of the Registrant for $1,000,000 ($0.10 per share), as well as warrants to purchase up to $1,000,000 of additional shares of common stock. The warrants are exercisable through November 12, 2016. The exercise price of the warrants is 40% of the trading price of the Registrant’s common stock at the date of exercise; provided that if the warrants are exercised on or before March 30, 2016, the exercise price per share of common stock purchased under the warrant will be the lesser of 40% discount to market or $0.25 per share.

Funding and closing of the sale of the shares and warrants and finalization of the Distribution Agreement occurred on November 13, 2015, subsequent to the filing of the Company’s Form 10-Q for the quarter ended September 30, 2015. The effectiveness of the Distribution Agreement was conditioned upon the receipt of funds and closing of the sale of shares and warrants.

The Registrant offered and sold the shares to the investors without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on an exemption from registration for the private placement of securities pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Rule 506 of Regulation D or Regulation S promulgated under the Securities Act. Each investor represented to the Registrant that it is was a non-US person purchasing in an offshore transaction, and/or an “accredited investor” as defined in Rule 501 of the Securities Act and that the common stock and the warrants were acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of common stock. The common stock is subject to a one-year lock-up pursuant to the subscription agreements.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

On November 17, 2015, the Registrant issued a press release summarizing the terms of the Distribution Agreement and the stock issuances to GYD and the investors.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Registrant in connection with the announcement of the Distribution Agreement and the private placement with GYD.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Effective November 12, 2015, the Registrant entered into the Distribution Agreement with GYD discussed under Item 3.02.  The agreement is for an initial four-year term, with automatic four-year renewals subject to termination by the parties under certain conditions. The distribution rights of GYD are initially exclusive in the countries of Chile, Brazil, Colombia and Peru. Additional South American countries may be added to the exclusive territory as regulatory and business objectives are met. A copy of the Distribution Agreement is included with this Current Report as Exhibit 10.1. Readers should review the Exhibit for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are provided as part of the information furnished under this Current Report on Form 8-K:

Exhibit	Description
10.1	Distribution Agreement dated effective November 12, 2015
10.2	Form of Subscription Agreement entered into with GYD, S.A. and other investors closing on November 13, 2015
99.1	Press Release issued November 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Edwin G. Marshall
Edwin G. Marshall Chief Executive Officer

Date: November 17, 2015